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             PROSPECTUS AND FINANCIAL PRIVACY NOTICE MARCH 15, 2001

Prudential
Tax-Free Money Fund, Inc.

FUND TYPE Money Market

OBJECTIVE The highest level of current income that is exempt from federal taxes, consistant with liquidity and the preservation of capital.









                          [BUILD ON THE ROCK GRAPHIC]










As with all mutual funds, the Securities
and Exchange Commission has not approved
or disapproved the Fund's shares nor has
the SEC determined that this prospectus           [LOGO] Prudential
is complete or accurate. It is a
criminal offense to state otherwise.

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Table of Contents

1    Risk/Return Summary
1    Investment Objective and Principal Strategies
1    Principal Risks
2    Evaluating Performance
4    Fees and Expenses

5    How the Fund Invests
5    Investment Objective and Policies
7    Other Investments and Strategies
9    Investment Risks

11   How the Fund is Managed
11   Board of Directors
11   Manager
11   Investment Adviser
12   Distributor

13   Fund Distributions and Tax Issues
13   Distributions
14   Tax Issues

15   How to Buy, Sell and Exchange Shares of the Fund
15   How to Buy Shares
20   How to Sell Your Shares
22   How to Exchange Your Shares
23   Telephone Redemptions and Exchanges

24   Financial Highlights

26   The Prudential Mutual Fund Family

     For More Information (Back Cover)


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  Prudential Tax-Free Money Fund, Inc.            [PHONE GRAPHIC] (800 225-1852

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RISK/RETURN SUMMARY
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This section highlights key information about Prudential Tax-Free Money Fund,
Inc., which we refer to as "the Fund." Additional information follows this summary.

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Did You Know...
Money market funds--which hold
high-quality short-term debt
obligations--provide investors with a
lower risk, highly liquid investment
option. These funds attempt to maintain
a net asset value of $1 per share,
although there can be no guarantee that
they will always be able to do so.
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES

Our investment objective is to seek the highest level of current income that is exempt from federal income taxes, consistent with liquidity and the preservation of capital. To achieve this objective we invest primarily in short-term debt obligations of state and local governments, municipal commercial paper, variable rate demand obligations and municipal asset-backed securities, which we refer to collectively as "Municipal Bonds." The Fund invests in Municipal Bonds which are high-quality money market instruments with remaining maturities of 13 months or less. This may include obligations the interest and/or principal payments on which are insured by the bond issuers or other parties. The Fund may also invest in longer-term securities that are accompanied by demand features, which will shorten the effective maturity of the securities to thirteen months or less.

Under normal circumstances, at least 80% of the Fund's net assets are invested in money market instruments that pay income exempt from federal income taxes and which are not preference items for purposes of the federal alternative minimum tax. The Fund may invest up to 20% of its net assets in Municipal Bonds that may be a preference item for purposes of the federal alternative minimum tax.

     While we make every effort to achieve our investment objective and maintain a net asset value of $1 per share, we can't guarantee success. To date, the Fund's net asset value has never deviated from $1 per share.

PRINCIPAL RISKS

Although we try to invest wisely, all investments involve risk. Since the Fund invests in debt obligations, there is the risk that the value of a particular obligation could go down. Debt obligations are generally subject to credit risk--the risk that the issuer of a particular security may be unable to make

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                                                                               1
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RISK/RETURN SUMMARY
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principal and interest payments when they are due, and market risk--the risk that the securities could lose value because interest rates rise or investors lose confidence in the ability of issuers in general to pay back their debt. The Fund's many securities, including municipal asset-backed securities, are also subject to prepayment risk--the risk that the underlying obligations may be prepaid, partially or completely, generally during times of falling interest rates, which could adversely affect yield and could require the Fund to reinvest in lower yielding obligations.

     The Fund may purchase insured Municipal Bonds to reduce credit risks. Although insurance coverage reduces credit risks by providing that the insurer will make timely payment of interest and/or principal, it does not provide protection against market fluctuations of insured bonds or fluctuations in the price of the shares of the Fund. An insured Municipal Bond fluctuates in value largely based on factors relating to the insurer's creditworthiness or ability to satisfy its obligations.

     There is also a risk that we will sell a security for a price that is higher or lower than the value attributed to the security through the amortized cost valuation procedures we follow. Such an event could affect our ability to maintain a net asset value of $1 per share.

     An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of an investment at $1 per share, it is possible to lose money by investing in the Fund.

EVALUATING PERFORMANCE

A number of factors--including risk--can affect how the Fund performs. The following bar chart shows the Fund's performance for each full calendar year of operation for the last 10 years. The tables below compare the Fund's average annual returns and yield for the periods indicated with those of a group of similar Funds. The bar chart and tables demonstrate the risk of investing in the Fund by showing how returns can change from year to year. Past performance is not an indication that the Fund will achieve similar results in the future. For current yield information, you can call us at (800) 225-1852.

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2 Prudential Tax-Free Money Fund, Inc.            [PHONE GRAPHIC] (800 225-1852

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RISK/RETURN SUMMARY
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    [The following represents a graphical representation of the bar chart]

---------------------------------------------------
Annual Returns(1)
----------------------------------------------------------------------------------------------------------------------------
 1991        1992        1993        1994         1995         1996          1997          1998          1999          2000
----------------------------------------------------------------------------------------------------------------------------
 4.22%       2.63%       1.86%       2.31%        3.15%        2.84%         3.00%         2.83%         2.56%         3.42%
----------------------------------------------------------------------------------------------------------------------------

BEST QUARTER:  1.14% (1st quarter of 1991)

WORST QUARTER:  .45% (2nd quarter of 1993)

------------------------------------------------
Average Annual Returns(1) (as of 12/31/00)
-----------------------------------------------------------------------------------
                        1 YEAR       5 YEARS       10 YEARS      SINCE INCEPTION
Fund shares              3.42%        2.94%          2.89%     4.17% (since 8-2-79)

iMoneyNet Average(2)     3.55%        3.07%          2.98%           N/A
-----------------------------------------------------------------------------------

------------------------------------------------
Yield(1) (as of 12/31/00)
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7-Day yield of the                    3.83%
Fund

7-Day tax equivalent                  6.34%
yield of the Fund
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(1)  The Fund's returns and yield are after deduction of expenses.

(2) The iMoneyNet, Inc. Average is based upon the average return of all mutual funds in the iMoneyNet, Inc. Tax-Free Stock Broker & General Purpose (SB&GP) Average category.

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                                                                               3
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RISK/RETURN SUMMARY
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FEES AND EXPENSES
These tables show the fees and expenses that you may pay if you buy and hold shares of the Fund.

------------------------------------------------
Shareholder Fees (paid directly from your investment)
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                                                        CLASS A SHARES

Maximum sales charge (load)                                  None
  imposed on purchases (as a percentage of offering price)

Maximum deferred sales charge (load) (as a percentage        None
  of the lower of original purchase price or sale proceeds)

Maximum sales charge (load)                                  None
  imposed on reinvested dividends
  and other distributions

Redemption fees                                              None

Exchange fee                                                 None
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------------------------------------------------------------
Annual Fund Operating Expenses (deducted from Fund assets)
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                                                        CLASS A SHARES

Management fees                                              .500%

+ Distribution and service (12b-1) fees                      .125%

+ Other expenses                                             .177%

= Total annual Fund operating expenses                       .802%


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Example

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

     The example assumes that you invest $10,000 in the Fund for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

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                               1 YR          3 YRS          5 YRS         10YRS

Fund shares                     $82           $255           $444          $990
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4 Prudential Tax-Free Money Fund, Inc.            [PHONE GRAPHIC] (800 225-1852

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HOW THE FUND INVESTS
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INVESTMENT OBJECTIVE AND POLICIES

The Fund's investment objective is to seek the highest level of current income that is exempt from federal income taxes, consistent with liquidity and the preservation of capital. While we make every effort to achieve our objective, we can't guarantee success.

     The Fund invests in high-quality money market instruments to try to provide investors with current tax-free income while maintaining a stable net asset value of $1 per share. We manage the Fund to comply with specific rules designed for money market mutual funds. We will purchase short-term debt obligations issued by states, territories and possessions of the United States and by the District of Columbia, which we refer to as "Municipal Bonds." The Fund may invest up to 20% of its net assets in Municipal Bonds that pay interest that is a preference item for purposes of the federal alternative minimum tax.

     The Municipal Bonds that we purchase must be (i) rated in one of the two highest short-term rating categories by at least two nationally recognized statistical rating organizations (NRSROs) or by one NRSRO if only one NRSRO rates those Municipal Bonds, such as Moody's Investors Service, Inc. (rated at least Aa, MIG-2 or Prime-2) or Standard & Poor's Rating Group (rated at least AA, SP-2 or A-2), (ii) rated in one of the three highest long-term rating categories by at least two NSROs or by only one NSRO if only one NSRO rates those Municipal Bonds, or (iii) if unrated, of comparable quality as determined by the Fund's investment adviser. We may also invest in insured municipal bonds. Generally, the yields on insured bonds are lower than the yields on uninsured bonds of comparable quality. Insurance reduces the insured bond's credit risk and may increase the bond's value. The Municipal Bonds that we purchase may be "general obligation bonds" or "revenue bonds." General obligation bonds are Municipal Bonds backed by the full faith and credit of the issuer, including its taxing authority and ability to borrow additional funds. In contrast, revenue bonds are Municipal Bonds backed by the revenues from a specific municipal project such as bridges, hospitals and public works or proceeds from a special excise tax. The Fund can also purchase or hold up to 25% of the Fund's total assets in Municipal Bonds that are "pre-refunded" bonds. These obligations are fully secured by the U.S. Government securities held in escrow for the benefit of holders of the Municipal Bonds. Municipal Bonds are usually pre-refunded when the issuer can borrow money more cheaply from another source and, therefore, pay off its original, more costly obligation. Under the rules that govern tax-free money market funds, like the Fund, we treat pre-refunded bonds as U.S. Government securities. This means that we can invest more of the Fund's assets in Municipal Bonds that are pre-refunded than we could if the security were a general obligation bond or a

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                                                                               5
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HOW THE FUND INVESTS
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revenue bond. The Fund will not invest more than 25% of its total assets in pre-refunded bonds of a single issuer.

     The Fund may invest in Municipal Bonds that are "variable rate" or "floating rate" obligations. These securities pay interest at rates that change periodically to reflect changes in market interest rates. Because these securities adjust the interest they pay, they may be beneficial when interest rates are rising because of the additional return the Fund will receive, and they may be detrimental when interest rates are falling because of the reduction in interest payments to the Fund.

     Debt obligations in general, including those listed above and any others that we may purchase, are basically written promises to repay a debt. Among the various types of debt securities we may purchase, the terms of repayment may vary, as may the commitment of other parties to honor the obligations of the issuer of the security. We may purchase securities that include demand features, which allow us to demand repayment of a debt obligation before the obligation is due or "matures." This means that we can purchase longer-term securities because we can demand repayment of the obligation at an agreed-upon price within an agreed-upon or specified period of time. This procedure follows the rules applicable to money market funds.

     The Fund's investments also include variable rate demand obligations (VRDOs) and VRDOs in the form of municipal asset backed securities or VRDOs in variable rate tax-exempt obligations held by financial institutions. The VRDOs in which the Fund may invest are tax-exempt obligations that contain a floating or variable interest rate adjustment formula and include an unconditional right of demand on the part of the holder to receive payment of the unpaid principal plus accrued interest at a specified time. Municipal asset backed VRDOs provide the Fund with a specified undivided interest (up to 100%) of the underlying obligations and the right to demand payment of the unpaid principal plus accrued interest on the asset backed securities from the financial institution at a specified time. There is a possibility, because of default or insolvency, that the demand features of VRDOs or municipal asset backed VRDOs may not be honored.

     The securities that we may purchase may change over time as new types of money market instruments are developed. We will purchase these new instruments, however, only if their characteristics and features follow the rules governing money market mutual funds.

     Any of the money market instruments that the Fund may purchase may be accompanied with the right to resell the instrument prior to the instrument's

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6 Prudential Tax-Free Money Fund, Inc.            [PHONE GRAPHIC] (800 225-1852

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HOW THE FUND INVESTS
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maturity. These rights are referred to as "puts" and are acquired by the Fund to protect against a possible decline in the market value of the securities to which the puts relate in the event of interest rate fluctuations and to shorten the effective maturity of the security. One form of liquidity put consists of an underlying fixed rate municipal bond that is subject to a third party demand feature or "tender option." Tender option bonds are the functional equivalent of ordinary variable or floating rate obligations.

     From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on Municipal Bonds and for providing state and local governments with federal credit assistance.

     For more information, see "Investment Risks" and the Statement of Additional Information, "Description of the Fund, Its Investments and Risks." The Statement of Additional Information -- which we refer to as the SAI -- contains additional information about the Fund. To obtain a copy, see the back cover page of this prospectus.

     Our investment objective is a fundamental policy that cannot be changed without shareholder approval. The Board of Directors of the Fund can change investment policies that are not fundamental.

OTHER INVESTMENTS AND STRATEGIES

In addition to the principal strategies discussed above, we may also use the following strategies to increase the Fund's returns or protect its assets if market conditions warrant.

     The Fund may invest up to 10% of its total assets in shares of other investment companies. Such investment can result in the duplication of management and advisory fees.

     The Fund may also use repurchase agreements, where a party agrees to sell a security to the Fund and then repurchase it at an agreed-upon price at a stated time. These transactions constitute short-term cash loans by the Fund. This creates a fixed return for the Fund. The Fund will not invest more than 5% of its total assets in repurchase agreements.

     The Fund may use reverse repurchase agreements, where we borrow money on a temporary basis by selling a security with an obligation to repurchase it at an agreed-upon price and time. The Fund's use of reverse repurchase agreements is limited to 5% of the value of its total assets.

     The Fund may also purchase money market obligations on a "when-issued" or "delayed-delivery" basis. When the Fund makes this type of

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                                                                               7
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HOW THE FUND INVESTS
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purchase, the price and interest rate are fixed at the time of purchase, but delivery and payment for the obligations take place at a later time. The Fund does not earn interest income until the settlement date.

     The Fund intends to purchase investment securities jointly with certain other mutual funds. Our ability to engage in joint investment is subject to conditions imposed by an order of the Securities and Exchange Commission. Joint investment can allow the Fund to achieve better investment performance because of reduced transaction costs and greater investment leverage.

     The Fund also follows certain policies when it: borrows money (the Fund may borrow up to 5% of the value of its total assets) and holds illiquid securities (the Fund may hold up to 10% of its net assets in illiquid securities, including securities with legal or contractual restrictions, those without a readily available market, and repurchase agreements with maturities longer than seven days). The Fund is subject to certain investment restrictions that are fundamental policies, which means they cannot be changed without shareholder approval. For more information about these restrictions, see the SAI.

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8 Prudential Tax-Free Money Fund, Inc.            [PHONE GRAPHIC] (800 225-1852

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HOW THE FUND INVESTS
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INVESTMENT RISKS

As noted, all investments involve risks, and investing in the Fund is no exception. To limit these risks, we invest only in high-quality securities with remaining maturities of no more than 13 months.

     This chart outlines the key risks and potential rewards of the principal strategies and certain other non-principal investments the Fund may make. See, too, "Description of the Fund, Its Investments and Risks" in the SAI.

-----------------------------
Investment Type
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% of Fund's Total Assets    Risks                         Potential Rewards
--------------------------------------------------------------------------------
High-quality money        > Credit risk--the risk       > A source of regular
market obligations of       that the default of an        interest income
municipal issuers           issuer would leave the
                            Fund with unpaid interest   > May be more secure
Up to 100%                  or principal (lower for       than stock and other
                            insured and higher rated      equity securities
                            bonds) or, in the case of     because of identified
                            VRDOs and municipal asset     sources from which to
                            backed VRDOs, that the        pay interest and
                            issuer of a put may not       principal
                            be able to meet it
                            obligation to purchase the  > Most bonds rise in
                            underlying security. The      value when interest
                            lower a bond's quality,       rates fall
                            the higher its
                            volatility.

                          > Market risk--the risk
                            that the obligations may
                            lose value in the
                            market, sometimes
                            rapidly or unpredictably
                            because interest rates
                            rise or there is a lack
                            of confidence in a group
                            of borrowers or in an
                            industry or there is a
                            lack of confidence in
                            the borrower or the
                            bond's insurer

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Pre-refunded bonds        > May be more expensive       > May be more secure
                            than obligations backed       than other obligations
Up to 25%                   only by a municipality's      of municipal issuers
                            taxing or borrowing           because of the escrow
                            authority                     of U.S. Government
                                                          obligations
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
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HOW THE FUND INVESTS
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Shares of other           > Could result in             > May provide
investment companies        duplicate management or       additional
                            advisory fees                 diversification
Up to 10%
--------------------------------------------------------------------------------
Illiquid securities       > Illiquidity risk--the       > May offer a more
                            risk that bonds may be        attractive yield than
Up to 10% of net assets     difficult to value            more widely traded
                            precisely and sell at         securities
                            time or price desired,
                            in which case valuation
                            would depend more on
                            investment adviser's
                            judgement than is
                            generally the case with
                            other types of
                            Municipal Bonds
--------------------------------------------------------------------------------

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10 Prudential Tax-Free Money Fund, Inc.            [PHONE GRAPHIC] (800 225-1852

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HOW THE FUND IS MANAGED
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BOARD OF DIRECTORS

The Fund's Board of Directors oversees the actions of the Manager, Investment Adviser and Distributor and decides on general policies. The Board also oversees the Fund's officers, who conduct and supervise the daily business operations of the Fund.

MANAGER

Prudential Investments Fund Management LLC (PIFM)
Gateway Center Three, 100 Mulberry Street
Newark, NJ 07102-4077

Under a management agreement with the Fund, PIFM manages the Fund's investment operations and administers its business affairs. PIFM also is responsible for supervising the Fund's investment adviser. For the fiscal year ended December 31, 2000, the Fund paid PIFM management fees of .50% of the Fund's average net assets.

     PIFM and its predecessors have served as manager or administrator to investment companies since 1987. As of January 31, 2001, PIFM served as the Manager to all 43 of the Prudential mutual funds, and as manager or administrator to 20 closed-end investment companies, with aggregate assets of approximately $109 billion.

INVESTMENT ADVISER

The Prudential Investment Corporation, called Prudential Investments, is the Fund's investment adviser and has served as an investment adviser to investment companies since 1984. Its address is Prudential Plaza, 751 Broad Street, Newark, NJ 07102. PIFM has responsibility for all investment advisory services, supervises Prudential Investments and pays Prudential Investments for its services.

     Prudential Investments' fixed income group is organized into teams that specialize by sector. The Fixed Income Investment Policy Committee, which is comprised of senior investment staff from each sector team, provides guidance to the teams regarding duration risk, asset allocations and general risk parameters. Portfolio managers contribute bottom-up security selection within those guidelines.

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                                                                              11
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HOW THE FUND IS MANAGED
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DISTRIBUTOR

Prudential Investment Management Services LLC (PIMS) distributes the Fund's shares under a Distribution Agreement with the Fund. The Fund has a Distribution and Service Plan pursuant to Rule 12b-1 under the Investment Company Act. Under the Plan and the Distribution Agreement, PIMS pays the expenses of distributing the Fund's shares and provides certain shareholder support services. The Fund pays distribution and other fees from the assets of the Fund to PIMS as compensation for its services. These fees--known as 12b-1 fees--are shown in the "Fees and Expenses" tables. Because these fees are paid from the Fund's assets on a continuous basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

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12 Prudential Tax-Free Money Fund, Inc.            [PHONE GRAPHIC] (800 225-1852

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FUND DISTRIBUTIONS AND TAX ISSUES
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Investors who buy shares of the Fund should be aware of
some important tax issues. For example, the Fund distributes dividends of ordinary income and any realized net capital gains to shareholders.

     The following briefly discusses some of the important tax issues you should be aware of, but is not meant to be tax advice. For tax advice, please speak with your tax adviser.

DISTRIBUTIONS

The Fund distributes dividends of any net investment income to shareholders every month. The Fund intends to invest so that dividend distributions to you will generally be exempt from federal taxation. The dividends you receive from the Fund will be exempt from federal income taxes (though not necessarily exempt from state and local taxation) as long as 50% or more of the value of the Fund's assets at the end of each quarter is invested in state, municipal and other bonds that are excluded from gross income for federal income tax purposes and as long as the Fund mails a notice to you that properly designates the dividend as an exempt interest dividend.

     However, if you are subject to the alternative minimum tax, you will have to pay tax on the portion of dividend distributions from the Fund attributable to the Fund's investments in certain "private activity" bonds. The Fund will not invest more than 20% of its net assets in these bonds.

     Although the Fund is not likely to realize capital gains because of the types of securities we purchase, any realized net capital gains will be paid to shareholders (typically once a year). Capital gains are generated when the Fund sells assets for a profit.

     For your convenience, Fund distributions of dividends and capital gains are automatically reinvested in the Fund. If you ask us to pay the distributions in cash, we will send you a check if your account is with the Transfer Agent. For more information about automatic reinvestment and other shareholder services, see "How to Buy, Sell and Exchange Shares of the Fund - How To Buy Shares" at Step 3: Additional Shareholder Services.

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                                                                              13
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FUND DISTRIBUTIONS AND TAX ISSUES
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TAX ISSUES

Form 1099

Every year, you will receive a Form 1099, which reports the amount of dividends and capital gains we distributed to you during the prior year. If you own shares of the Fund as part of a qualified or tax-deferred plan or account, your taxes are deferred, so you will not receive a Form 1099. However, you will receive a Form 1099 when you take any distributions from your qualified or tax-deferred plan or account.

     Fund distributions are generally taxable in the year they are received, except where we declare certain dividends in October, November or December of a calendar year but actually pay them in January of the following year. In such cases, the dividends are treated as if they were paid on December 31 of the prior year. As noted above, however, the Fund intends to pay dividends that are exempt from federal income taxes.

Withholding taxes

If federal tax law requires you to provide the Fund with your tax identification number and certifications as to your tax status, and you fail to do this, or if you are otherwise subject to back-up withholding, we will withhold and pay to the U.S. Treasury 31% of your distributions and sales proceeds. Dividends of net investment income and short-term capital gains paid to a nonresident foreign shareholder generally will be subject to a U.S. withholding tax of 30%. This rate may be lower, depending on any tax treaty the U.S. may have with the shareholder's country.

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14 Prudential Tax-Free Money Fund, Inc.            [PHONE GRAPHIC] (800 225-1852

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HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE FUND
--------------------------------------------------------------------------------

HOW TO BUY SHARES
STEP 1: OPEN AN ACCOUNT

If you don't have an account with us or a securities firm that is permitted to buy or sell shares of the Fund for you, call Prudential Mutual Fund Services LLC
(PMFS) at (800) 225-1852 or contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: INVESTMENT SERVICES

P.O. BOX 8179
PHILADELPHIA, PA 19101-8179

     You may purchase shares by check or by wire. We do not accept cash or money orders.

     To purchase by wire, call the number above to obtain an application. After PMFS receives your completed application, you will receive an account number. For additional information about purchasing shares of the Fund, see the back cover page of this prospectus. We have the right to reject any purchase order (including an exchange into the Fund) or suspend or modify the Fund's sale of its shares.

     Except as noted below, the minimum initial investment for Fund shares is $1,000 and the minimum subsequent investment is $100. All minimum investment requirements are waived for certain retirement and employee savings plans and custodial accounts for the benefit of minors.

PURCHASES THROUGH PRUDENTIAL SECURITIES

Purchases of shares of the Fund through Prudential Securities are made through automatic investment procedures (the Autosweep Program). You cannot purchase shares through Prudential Securities other than through the Autosweep Program, except as specifically provided (that is, you cannot make a manual purchase).

     The Autosweep Program allows you to designate a money market fund as your primary money sweep fund. If you do not designate a primary money sweep fund, Prudential MoneyMart Assets, Inc. will automatically be your primary money sweep fund. You have the option to change your primary money sweep fund at any time by notifying your Prudential Securities Financial Advisor. The following discussion assumes that you have selected the Fund as your primary money sweep fund

     For Individual Retirement Accounts (IRAs) and Benefit Plans in the Autosweep Program, all credit balances (that is, immediately available funds) of $1 or more will be invested in the Fund on a daily basis. Prudential Securities

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                                                                              15

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HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE FUND
--------------------------------------------------------------------------------

will arrange for the investment of the credit balance in the Fund and will purchase shares of the Fund equal to that amount. This will occur on the business day following the availability of the credit balance. Prudential Securities may use and retain the benefit of credit balances in your account until Fund shares are purchased.

     For accounts other than IRAs and Benefit Plans, shares of the Fund will be purchased as follows:

     > When your account has a credit balance of $10,000 or more, Prudential Securities will arrange for the automatic purchase of shares of the Fund. This will occur on the business day following the availability of the credit balance

     > When your account has a credit balance that results from a securities sale totaling $1,000 or more, the available cash will be invested in the Fund on the settlement date

     > For all other credit balances of $1 or more, shares will be purchased automatically at least once a month on the last business day of each month

     Purchases through the Autosweep Program are subject to a minimum initial investment of $1,000, which is waived for certain retirement and employee savings plans and custodial accounts for the benefit of minors. You will begin earning dividends on your shares purchased through the Autosweep Program on the first business day after the order is placed. Prudential Securities will purchase shares of the Fund at the price determined at 4:30 p.m., New York time, on the business day following the existence of the credit balance, which is the second business day after the availability of the credit balance. Prudential Securities will use and retain the benefit of credit balances in your account until Fund shares are purchased.

     Your investment in the Fund will be held in the name of Prudential Securities. Prudential Securities will receive all statements and dividends from the Fund and will, in turn, send you account statements showing your purchases, sales and dividends.

     The charges and expenses of the Autosweep program are not reflected in the Fees and Expenses tables. For information about participating in the Autosweep Program, you should contact your Prudential Securities Financial Advisor.

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16  Prudential Tax-Free Money Fund, Inc.           [PHONE GRAPHIC] (800 225-1852



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PURCHASES THROUGH THE PRUDENTIAL ADVANTAGE ACCOUNT PROGRAM

The Prudential Advantage Account Program (the Advantage Account Program) is a financial services program available to clients of Pruco Securities Corporation (Pruco) and provides for an automatic investment procedure similar to the Autosweep Program. The Advantage Account Program consists of two types of accounts: the Investor Account and the Advantage Account, which offer additional services, such as a debit card and check writing.

     The Advantage Account Program allows you to designate a money market fund as your primary money sweep fund. If you do not designate a primary money sweep fund, Prudential MoneyMart Assets, Inc. will automatically be your primary money sweep fund. You have the option to change your primary money sweep fund at any time by notifying your Pruco representative or the Advantage Service Center. The following discussion assumes that you have selected the Fund as your primary money sweep fund.

     With the Advantage Account as well as the Investor Account for Benefit Plans and IRAs, all credit balances (that is, immediately available funds) of $1 or more will be invested in the Fund on a daily basis. Prudential Securities (Pruco's clearing broker) arranges for the investment of the credit balance in the Fund and will purchase shares of the Fund equal to that amount. This will occur on the business day following the availability of the credit balance. Prudential Securities may use and retain the benefit of credit balances in your account until Fund shares are purchased.

     If you have an Investor Account (non-IRAs), shares of the Fund will be purchased as follows:

     > When your account has a credit balance of $10,000 or more, Prudential Securities will arrange for the automatic purchase of shares of the Fund with all cash balances of $1 or more. This will occur on the business day following the availability of the credit balance

     > When your account has a credit balance that results from a securities sale totaling more than $1,000, all cash balances of $1 or more will be invested in the Fund on the business day following the settlement date

     > For all other credit balances of $1 or more, shares will be purchased automatically at least once a month on the last business day of each month

     You will begin earning dividends on your shares purchased through the Advantage Account Program on the first business day after the order is placed. Prudential Securities will purchase shares of the Fund at the price determined at 4:30 p.m., New York time, on the business day following the availability of

--------------------------------------------------------------------------------
                                                                              17


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--------------------------------------------------------------------------------

the credit balance. Prudential Securities will use and retain the benefit of credit balances in your account until Fund shares are purchased.

     Purchases of, withdrawals from and dividends from the Fund will be shown on your Advantage Account or Investor Account statement.

     The charges and expenses of the Advantage Account Program are not reflected in the Fees and Expenses tables. For information about participating in the Advantage Account Program, you should call (800) 235-7637.

MANUAL PURCHASES

You may make a manual purchase (that is, a non-money market sweep purchase) of Fund shares in either of the following situations:

     > You do not participate in a money market sweep program (the Autosweep Program or the Advantage Account Program), or

     > You participate in a money market sweep program, but the Fund is not designated as your primary money market sweep fund.

     The minimum initial investment for a manual purchase of shares of the Fund is $1,000 and the minimum subsequent investment is $100, except that all minimum investment requirements are waived for certain retirement and employee savings plans and custodial accounts for the benefit of minors.

     If you make a manual purchase through Prudential Securities, Prudential Securities will place your order for shares of the Fund on the business day after the purchase order is received for settlement that day, which is the second business day after receipt of the purchase order by Prudential Securities. Prudential Securities may use and retain the benefit of credit balances in a client's brokerage account until monies are delivered to the Fund (Prudential Securities delivers Federal Funds on the business day after settlement).

     If you make a manual purchase through the Fund's Distributor, through your broker or dealer (other than Prudential Securities) or directly from the Fund, shares will be purchased at the net asset value next determined after receipt of your order and payment in proper form. When your payment is received by 4:30 p.m., New York time, shares will be purchased that day and you will begin to earn dividends on the following business day. If you purchase shares through a broker or dealer, your broker or dealer will forward your order and payment to the Fund. You should contact your broker or dealer for information about services that they may provide, including an automatic sweep feature. Transactions in Fund shares may be subject to postage and other charges imposed by your broker or dealer. Any such charge is retained by your broker or dealer and is not sent to the Fund.

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18  Prudential Tax-Free Money Fund, Inc.           [PHONE GRAPHIC] (800 225-1852



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STEP 2: UNDERSTANDING THE PRICE YOU'LL PAY

When you invest in a mutual fund, you buy shares of the Fund. Shares of a money market mutual fund, like the Fund, are priced differently than shares of common stock and other securities.

     The price you pay for each share of the Fund is based on the share value. The share value of a mutual fund--known as the NET ASSET VALUE or NAV--is determined by a simple calculation: it's the total value of the Fund (assets minus liabilities) divided by the total number of shares outstanding. In determining NAV, the Fund values its securities using the amortized cost method. The Fund seeks to maintain an NAV of $1 per share at all times. Your broker may charge you a separate or additional fee for purchases of shares.

     We determine the NAV of our shares once each business day at 4:30 p.m., New York time, on days that the New York Stock Exchange is open for trading. We do not determine NAV on days when we have not received any orders to purchase, sell, or exchange or when changes in the value of the Fund's portfolio do not affect the NAV.

STEP 3: ADDITIONAL SHAREHOLDER SERVICES

As a Fund shareholder, you can take advantage of the following services and privileges:

AUTOMATIC REINVESTMENT. As we explained in the "Fund Distributions and Tax Issues" section, the Fund pays out--or distributes--its net investment income and capital gains, if any, to shareholders. For your convenience, we will automatically reinvest your distributions in the Fund at NAV. If you want your distributions paid in cash, you can indicate this preference on your application, notify your broker or notify the Transfer Agent in writing (at the address below) at least five business days before the date we determine who receives dividends.

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTENTION: ACCOUNT MAINTENANCE

P.O. BOX 8159
PHILADELPHIA, PA 19101-8179

REPORTS TO SHAREHOLDERS. Every year we will send you an annual report (along with an updated prospectus) and a semi-annual report, which contain important financial information about the Fund. To reduce Fund expenses, we may send one annual shareholder report, one semi-annual shareholder report

--------------------------------------------------------------------------------
                                                                              19

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--------------------------------------------------------------------------------


and one annual prospectus per household, unless you instruct us or your broker otherwise.

HOW TO SELL YOUR SHARES

You can sell your shares of the Fund at any time, subject to certain restrictions.

     When you sell shares of the Fund--also known as redeeming shares--the price you will receive will be the NAV next determined after the Transfer Agent, the Distributor or your broker receives your order to sell. If your broker holds your shares, your broker must receive your order to sell by 4:30 p.m., New York time, to process the sale on that day. Otherwise contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTENTION: REDEMPTION SERVICES

P.O. BOX 8149
PHILADELPHIA, PA 19101-8179

     Generally, we will pay you for the shares that you sell within seven days after the Transfer Agent, the Distributor or your broker receives your sell order. If you hold shares through a broker, payment will be credited to your account. If you are selling shares you recently purchased with a check, we may delay sending you the proceeds until your check clears, which can take up to 10 days from the purchase date. You can avoid delay if you purchase shares by wire, certified check or cashier's check. Your broker may charge you a separate or additional fee for sales of shares.

RESTRICTIONS ON SALES. There are certain times when you may not be able to sell shares of the Fund or when we may delay paying you the proceeds from a sale. This may happen during unusual market conditions or emergencies when the Fund can't determine the value of its assets or sell its holdings. For more information, see the SAI, "Purchase and Redemption of Fund Shares--Restrictions on Sales."

     If you are selling more than $100,000 of shares, if you want the check payable to or sent to someone or some place that is not in our records, or you are a business or trust, and if you hold your shares directly with the Transfer Agent, you will need to have the signature on your sell order signature guaranteed by an "eligible guarantor institution". An "eligible guarantor institution" includes any bank, broker-dealer or credit union. For more information, see the SAI, "Purchase and Redemption of Fund Shares."

--------------------------------------------------------------------------------
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HOW TO BUY, SELL AND
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--------------------------------------------------------------------------------

REDEMPTION IN KIND. If the sales of Fund shares you make during any 90-day period reach the lesser of $250,000 or 1% of the value of the Fund's net assets, we can then give you securities from the Fund's portfolio instead of cash. If you want to sell the securities for cash, you would have to pay the costs charged by a broker.

AUTOMATIC REDEMPTION FOR THE AUTOSWEEP PROGRAM. If you participate in the Autosweep Program, your Fund shares may be automatically redeemed to cover any deficit in your Prudential Securities account. The amount redeemed will be the nearest dollar amount necessary to cover the deficit.

     The amount of the redemption will be the lesser of the total value of Fund shares held in your Prudential Securities account or the deficit in your Prudential Securities account. If you use this automatic redemption procedure and want to pay for a securities transaction in your account other than through this procedure, you must deposit cash in your securities account before the settlement date. If you use this automatic redemption procedure and want to pay any other deficit in your securities account other than through this procedure, you must deposit cash in your securities account before you incur the deficit.

     Redemptions are automatically made by Prudential Securities, to the nearest dollar, on each day to satisfy deficits from securities transactions or to honor your redemption requests. Your account will be automatically scanned for deficits each day and, if there is insufficient cash in your account, we will redeem an appropriate number of shares of the Fund at the next determined NAV to satisfy any remaining deficit. You are entitled to any dividends declared on the redeemed shares through the day before the redemption is made. Dividends declared on the redemption date will be retained by Prudential Securities, which has advanced monies to satisfy deficits in your account.

AUTOMATIC REDEMPTION FOR THE ADVANTAGE ACCOUNT. If you participate in the Advantage Account Program, your Fund shares may be automatically redeemed to cover any deficit in your securities account. The amount redeemed will be the nearest dollar amount necessary to cover the deficit.

     The amount of the redemption will be the lesser of the total value of Fund shares held in your securities account or the deficit in your securities account. A deficit in your Advantage Account may result from activity arising under the program, such as debit balances incurred by the use of the Visa(R) Account, including Visa purchases, cash advances and Visa Account checks. Your account will be automatically scanned for deficits each day and, if there is insufficient cash in your account, we will redeem an appropriate number of

--------------------------------------------------------------------------------
                                                                              21

--------------------------------------------------------------------------------
HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE FUND
--------------------------------------------------------------------------------

shares of the Fund to satisfy any remaining deficit. You are entitled to any dividends declared on the redeemed shares through the day before the redemption is made. Dividends declared on the redemption date will be retained by Prudential Securities, which has advanced monies to satisfy deficits in your account.

     Redemptions are automatically made by Prudential Securities, to the nearest dollar, on each day to satisfy deficits from securities transactions or to honor your redemption requests.

HOW TO EXCHANGE YOUR SHARES

You can exchange your shares of the Fund for shares in certain other Prudential mutual funds--including certain money market funds--if you satisfy the minimum investment requirements of such other Prudential mutual fund. You can exchange shares of the Fund for Class A shares of another Prudential mutual fund, but you can't exchange Fund shares for Class B, Class C or Class Z shares of another Prudential mutual fund, except that shares purchased prior to January 22, 1990, that are subject to a contingent deferred sales charge can be exchanged for Class B shares.

     If you hold shares through a broker, you must exchange shares through your broker. Otherwise, contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: EXCHANGE PROCESSING

P.O. BOX 8157
PHILADELPHIA, PA 19101-8179

     When you exchange shares of the Fund for Class A shares of any other Prudential mutual fund, you will be subject to any sales charge that may be imposed by such other Prudential mutual fund. The sales charge is imposed at the time of your exchange.

FREQUENT TRADING

Frequent trading of Fund shares in response to short-term fluctuations in the market--also known as "market timing"--may make it very difficult to manage the Fund's investments. When market timing occurs, the Fund may have to sell portfolio securities to have the cash necessary to redeem the market timer's shares. This can happen at a time when it is not advantageous to sell any

--------------------------------------------------------------------------------
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HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE FUND
--------------------------------------------------------------------------------

securities, so the Fund's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because we cannot predict how much cash the Fund will have to invest. When, in our opinion, such activity would have a disruptive effect on portfolio management, the Fund reserves the right to refuse purchase orders and exchanges into the Fund by any person, group or commonly controlled accounts. The Fund will notify a market timer of rejection of an exchange purchase order. If the Fund allows a market timer to trade Fund shares, it may require the market timer to enter into a written agreement to follow certain procedures and limitations.

TELEPHONE REDEMPTIONS AND EXCHANGES

You may redeem or exchange your shares in any amount by calling the Fund at
(800) 225-1852 before 4:30 p.m., New York time. You will receive a redemption amount based on that day's NAV.

     The Fund's Transfer Agent will record your telephone instructions and request specific account information before redeeming or exchanging shares. The Fund and its agents will not be liable if it follows instructions that it reasonably believes are made by the shareholder. If the Fund does not follow reasonable procedures, it may be liable for losses due to unauthorized or fraudulent telephone instructions.

     In the event of drastic economic or market changes, you may have difficulty in redeeming or exchanging your shares by telephone. If this occurs, you should consider redeeming or exchanging your shares by mail.

     The telephone redemption and exchange privileges may be modified or terminated at any time. If this occurs, you will receive a written notice from the Fund.

EXPEDITED REDEMPTION PRIVILEGE. If you have selected the Expedited Redemption Privilege, you may have your redemption proceeds sent directly to your bank account. Expedited redemption requests may be made by telephone or letter, must be received by the Fund prior to 4:30 p.m., New York time, to receive a redemption amount based on that day's NAV and are subject to the terms and conditions regarding the redemption of shares. For more information, see "Purchase and Redemption of Fund Shares--Expedited Redemption Privilege" in the Statement of Additional Information. The Expedited Redemption Privilege may be modified or terminated at any time without notice.

--------------------------------------------------------------------------------
                                                                              23

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The financial highlights are intended to help you evaluate the Fund's financial performance. The TOTAL RETURN in the chart represents the rate that a shareholder earned on an investment in the Fund, assuming reinvestment of all dividends and other distributions. The information is for shares of the Fund for the periods indicated.

     Additional performance information is contained in the annual report, which you can receive at no charge.

     The financial highlights for the five fiscal years ended December 31, 2000 were audited by PricewaterhouseCoopers LLP, independent accountants, whose reports were unqualified.


==============================================================================================
FUND SHARES (FISCAL YEAR ENDED 12-31)

PER SHARE OPERATING PERFORMANCE              2000       1999       1998       1997       1996
----------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR          $1.00      $1.00      $1.00      $1.00      $1.00

Net investment income and net
  realized gains                             0.34       .025       .028       .030       .028

Dividends and distributions to
  shareholders                              (0.34)     (.025)     (.028)     (.030)     (.028)

Net asset value, end of year                 $1.00      $1.00      $1.00      $1.00      $1.00

TOTAL RETURN(1)                              3.42%      2.56%      2.83%      3.00%      2.84%

-----------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA                      2000       1999      1998      1997      1996
-----------------------------------------------------------------------------------------------

NET ASSETS, END OF YEAR (000)             $166,526   $179,887   $199,165   $329,812   $333,808

Average net assets (000)                  $176,759   $202,718   $277,839   $339,825   $403,230

RATIOS TO AVERAGE NET ASSETS:

Expenses, including distribution
 and service (12b-1) fees                     .80%       .81%       .80%       .78%       .80%

Expenses, excluding distribution
 and service (12b-1) fees                      .68        .69        .68        .66        .67

Net investment income                        3.38%      2.51%      2.80%      2.97%      2.83%

================================================================================================

(1) TOTAL RETURN IS CALCULATED ASSUMING A PURCHASE OF SHARES ON THE FIRST DAY AND A SALE ON THE LAST DAY OF EACH PERIOD REPORTED AND INCLUDES REINVESTMENT OF DIVIDENDS AND DISTRIBUTIONS.

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                                                                              25

--------------------------------------------------------------------------------
THE PRUDENTIAL MUTUAL FUND FAMILY
--------------------------------------------------------------------------------

Prudential offers a broad range of mutual funds designed to meet your individual needs. For information about these funds, contact your financial adviser or call us at (800) 225-1852. Read the prospectus carefully before you invest or send money.


STOCK FUNDS                                        |    ASSET ALLOCATION/BALANCED FUNDS
                                                   |
PRUDENTIAL EQUITY FUND, INC.                       |    PRUDENTIAL DIVERSIFIED FUNDS
                                                   |      CONSERVATIVE GROWTH FUND
PRUDENTIAL INDEX SERIES FUND                       |      MODERATE GROWTH FUND
  PRUDENTIAL STOCK INDEX FUND                      |      HIGH GROWTH FUND
                                                   |
THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.         |    THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
  PRUDENTIAL JENNISON GROWTH FUND                  |      PRUDENTIAL ACTIVE BALANCED FUND
  PRUDENTIAL JENNISON EQUITY OPPORTUNITY FUND      |
                                                   |
PRUDENTIAL REAL ESTATE SECURITIES FUND             |    GLOBAL FUNDS
                                                   |
PRUDENTIAL SECTOR FUNDS, INC.                      |    GLOBAL STOCK FUNDS
  PRUDENTIAL FINANCIAL SERVICES FUND               |
  PRUDENTIAL HEALTH SERVICES FUND                  |    PRUDENTIAL EUROPE GROWTH FUND, INC.
  PRUDENTIAL TECHNOLOGY FUND                       |
  PRUDENTIAL UTILITY FUND                          |    PRUDENTIAL NATURAL RESOURCES FUND, INC.
                                                   |
PRUDENTIAL SMALL COMPANY FUND, INC.                |    PRUDENTIAL PACIFIC GROWTH FUND, INC.
                                                   |    PRUDENTIAL WORLD FUND, INC.
PRUDENTIAL TAX-MANAGED FUNDS                       |      PRUDENTIAL GLOBAL GROWTH FUND
  PRUDENTIAL TAX-MANAGED EQUITY FUND               |      PRUDENTIAL INTERNATIONAL VALUE FUND
                                                   |      PRUDENTIAL JENNISON INTERNATIONAL GROWTH FUND
PRUDENTIAL TAX-MANAGED SMALL-CAP FUND, INC.        |
                                                   |    GLOBAL UTILITY FUND, INC.
PRUDENTIAL VALUE FUND, INC.                        |
                                                   |    TARGET FUNDS
PRUDENTIAL 20/20 FOCUS FUND                        |      INTERNATIONAL EQUITY FUND
                                                   |
NICHOLAS-APPLEGATE FUND, INC.                      |    GLOBAL BOND FUNDS
  NICHOLAS-APPLEGATE GROWTH EQUITY FUND            |
                                                   |    PRUDENTIAL GLOBAL TOTAL RETURN FUND, INC.
TARGET FUNDS                                       |
  LARGE CAPITALIZATION GROWTH FUND                 |
  LARGE CAPITALIZATION VALUE FUND                  |
  SMALL CAPITALIZATION GROWTH FUND                 |
  SMALL CAPITALIZATION VALUE FUND                  |
                                                   |
                                                   |

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


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



BOND FUNDS                                         |    MONEY MARKET FUNDS
                                                   |
TAXABLE BOND FUNDS                                 |    TAXABLE MONEY MARKET FUNDS
                                                   |
PRUDENTIAL GOVERNMENT INCOME FUND, INC.            |    CASH ACCUMULATION TRUST
                                                   |      LIQUID ASSETS FUND
PRUDENTIAL HIGH YIELD FUND, INC.                   |      NATIONAL MONEY MARKET FUND
                                                   |
PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.      |    PRUDENTIAL GOVERNMENT SECURITIES TRUST
                                                   |      MONEY MARKET SERIES
PRUDENTIAL SHORT-TERM CORPORATE BOND FUND, INC.    |      U.S. TREASURY MONEY MARKET SERIES
  INCOME PORTFOLIO                                 |
                                                   |    SPECIAL MONEY MARKET FUND, INC.
PRUDENTIAL TOTAL RETURN BOND FUND, INC.            |      MONEY MARKET SERIES
                                                   |
TARGET FUNDS                                       |    PRUDENTIAL MONEYMART ASSETS, INC.
  TOTAL RETURN BOND FUND                           |
                                                   |    TAX-FREE MONEY MARKET FUNDS
TAX-EXEMPT BOND FUNDS                              |
                                                   |    PRUDENTIAL TAX-FREE MONEY FUND, INC.
PRUDENTIAL CALIFORNIA MUNICIPAL FUND               |
  CALIFORNIA SERIES                                |    PRUDENTIAL CALIFORNIA MUNICIPAL FUND
  CALIFORNIA INCOME SERIES                         |      CALIFORNIA MONEY MARKET SERIES
                                                   |
PRUDENTIAL MUNICIPAL BOND FUND                     |    PRUDENTIAL MUNICIPAL SERIES FUND
  HIGH INCOME SERIES                               |      NEW JERSEY MONEY MARKET SERIES
  INSURED SERIES                                   |      NEW YORK MONEY MARKET SERIES
                                                   |
PRUDENTIAL MUNICIPAL SERIES FUND                   |    COMMAND FUNDS
  FLORIDA SERIES                                   |
  NEW JERSEY SERIES                                |    COMMAND MONEY FUND
  NEW YORK SERIES                                  |
  PENNSYLVANIA SERIES                              |    COMMAND GOVERNMENT FUND
                                                   |
PRUDENTIAL NATIONAL MUNICIPALS FUND, INC.          |    COMMAND TAX-FREE FUND
                                                   |
                                                   |    INSTITUTIONAL MONEY MARKET FUNDS
                                                   |
                                                   |    PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC.
                                                   |      INSTITUTIONAL MONEY MARKET SERIES
                                                   |

--------------------------------------------------------------------------------
                                                                              27

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                                     NOTES
                                     -----









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                                     NOTES
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


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                                     NOTES
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                                     NOTES
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                                                                              31

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--------------------------------------------------------------------------------





                                     NOTES
                                     -----









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--------------------------------------------------------------------------------





                                     NOTES
                                     -----









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                                                                              33

FOR MORE INFORMATION
--------------------------------------------------------------------------------

Please read this prospectus before you invest in the Fund and keep it for future reference. For information or shareholder questions contact

PRUDENTIAL MUTUAL FUND SERVICES LLC
P.O. BOX 8098
PHILADELPHIA, PA 19101
(800) 225-1852
(732) 482-7555 (Calling from outside the U.S.)

--------------------------------------------------------------------------------
Outside Brokers should contact

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC
P.O. BOX 8310
PHILADELPHIA, PA 19101
(800) 778-8769

--------------------------------------------------------------------------------
Visit Prudential's website at

HTTP://WWW.PRUDENTIAL.COM

--------------------------------------------------------------------------------
Additional information about the Fund can be obtained without charge and can be found in the following documents

STATEMENT OF ADDITIONAL INFORMATION (SAI)

(incorporated by reference into this prospectus)

ANNUAL REPORT

(contains a discussion of the market conditions and investment strategies that significantly affect the Fund's performance during the last fiscal year)

SEMI-ANNUAL REPORT

--------------------------------------------------------------------------------

You can also obtain copies of Fund documents from the Securities and Exchange Commission as follows

BY MAIL

Securities and Exchange Commission
Public Reference Section
Washington, DC 20549-0102

BY ELECTRONIC REQUEST

publicinfo@sec.gov
(The SEC charges a fee to copy documents.)

IN PERSON

Public Reference Room in Washington, DC
(For hours of operation, call 1-202-942-8090)

VIA THE INTERNET

on the EDGAR Database at
http://www.sec.gov

--------------------------------------------------------------------------------

                                  NASDAQ
CUSIP Numbers                     Symbol

74436P-10-3                       PBFXX

Investment Company Act File No. 811-2927

MF103A                                          [LOGO] Printed on Recycled Paper

--------------------------------------------------------------------------------

            YOUR FINANCIAL SECURITY, YOUR SATISFACTION & YOUR PRIVACY

ACCESSING INFORMATION

     Access to customer information is authorized for Prudential business purposes only. Employees who have access to customer information are required to protect it and keep it confidential.

COLLECTING INFORMATION TO CONDUCT BUSINESS

     Prudential collects information about you to help us serve your financial needs, provide customer service, offer new products or services, and fulfill legal and regulatory requirements. The type of information that Prudential collects varies according to the products or services you request, and may include:

     o information included on your application and related forms (such as name, address, Social Security number, assets and income);

     o information about your relationships with us (such as products or services purchased, account balances and payment history);

     o information from your employer, benefit plan sponsor, or association for any Prudential group product you may have (such as name, address, Social Security number, age and marital status);

     o information from consumer reporting agencies (such as credit relationships and history);

     o information from other non-Prudential sources (such as motor vehicle reports, medical information, and demographic information); and

     o information from visitors to Prudential websites (such as that provided through online forms, site visitorship data and online information collecting devices known as "cookies").

SECURITY STANDARDS

     We continue to assess new technology to provide additional protection of your personal information. We safeguard customer information in accordance with federal standards and established security procedures. Measures we take include implementation of physical, electronic and procedural safeguards.

SHARING INFORMATION WITHIN PRUDENTIAL

     We may disclose the previously described information about our customers and former customers to other Prudential businesses, such as our securities broker-dealers, our insurance companies and agencies, our banks and our real estate brokerage franchise company. We may share information to:

     o    provide customer service or account maintenance; or

     o    tell you about other products or services offered by Prudential.

SHARING INFORMATION IN OTHER CIRCUMSTANCES

     In compliance with federal and state laws, we may disclose some or all of the information we collect about our customers and former customers, as described above, to non-Prudential businesses, such as:

     o companies that perform services for us or on our behalf (such as responding to customer requests, providing you with information about our products, or maintaining or developing software); or

     o financial services companies (such as banks, insurance companies, securities brokers or dealers) and non-financial companies (such as real estate brokers or financial publications) with whom we have marketing agreements.

     We will not share medical information or motor vehicle reports for marketing purposes.

     Many employers or other plan sponsors restrict the information that can be shared about their employees or members. In our business with institutions, we always honor these restrictions. If you have a relationship with Prudential as a result of products or services provided through an employer or other plan sponsor, we will abide by the specific privacy rules imposed by that organization.

     We may also disclose information to non-affiliated parties as allowed by law, such as in responding to a subpoena, preventing fraud, or complying with an inquiry by a government agency or regulator.

IT'S YOUR CHOICE

     Our customers periodically receive information about products and services available from the Prudential family of companies, as well as from select business partners, including financial services and non-financial services companies with whom we have marketing agreements. Many of our customers appreciate receiving this information. However, if you do not want us to share your information for these purposes or communicate offers to you -- either by phone or mail -- please complete the attached form and return it to us.

     If there are multiple owners of an account, any one of them may request on behalf of any or all of the others that their information not be disclosed and their names be removed from our phone or mailing lists.

     While you may receive more than one copy of this notice, if you choose to limit the sharing of your information, you only need to inform us of your choice once. Unless you modify this decision, we will continue to honor it.

                             NOT PART OF PROSPECTUS

THIS NOTICE IS BEING PROVIDED ON BEHALF OF THE FOLLOWING PRUDENTIAL AFFILIATES:

Prudential Insurance Company of America, The
Prudential Property and Casualty Insurance Company
Prudential Securities Incorporated
Prudential Investment Corporation, The
Prudential Bank and Trust Company, The
Prudential 20/20 Focus Fund
Prudential California Municipal Fund
Prudential Commercial Insurance Company
Prudential Commercial Insurance Company of New
  Jersey, The
Prudential Direct Insurance Agency of Texas, Inc.
Prudential Direct Insurance Agency of Alabama, Inc.
Prudential Direct Insurance Agency of
  Massachusetts, Inc.
Prudential Direct Insurance Agency of New
  Mexico, Inc.
Prudential Direct Insurance Agency of Ohio, Inc.
Prudential Direct Insurance Agency of Wyoming, Inc.
Prudential Direct, Inc.
Prudential Diversified Funds
Prudential Equity Fund, Inc.
Prudential Equity Investors, Inc.
Prudential Europe Growth Fund, Inc.
Prudential General Agency of Ohio, Inc.
Prudential General Insurance Agency of Florida, Inc.
Prudential General Insurance Agency of
  Kentucky, Inc.
Prudential General Insurance Agency of
  Massachusetts, Inc.
Prudential General Insurance Agency of
  Mississippi, Inc.
Prudential General Insurance Agency of Nevada, Inc.
Prudential General Insurance Agency of New
  Mexico, Inc.
Prudential General Insurance Agency of Texas, Inc.
Prudential General Insurance Agency of
  Wyoming, Inc.
Prudential General Insurance Company
Prudential General Insurance Company of
  New Jersey, The
Prudential Global Total Return Fund, Inc.
Prudential Government Income Fund, Inc.
Prudential Government Securities Trust
Prudential High Yield Fund, Inc.
Prudential High Yield Total Return Fund, Inc.
Prudential Index Series Fund
Prudential Institutional Liquidity Portfolio, Inc.
Prudential Insurance Brokerage, Inc.
Prudential International Bond Fund, Inc.
Prudential Investment Management Services LLC
Prudential Investment Portfolios, Inc., The
Prudential Investments Fund Management LLC
Prudential MoneyMart Assets, Inc.
Prudential Municipal Bond Fund
Prudential Municipal Series Fund
Prudential National Municipal Funds, Inc.
Prudential Natural Resources Fund, Inc.
Prudential Pacific Growth Fund, Inc.
Prudential Property and Casualty Insurance Company
  of New Jersey, The
Prudential Property and Casualty New Jersey
  Insurance Brokerage, Inc., The
Prudential Real Estate Securities Fund
Prudential Savings Bank, F.S.B., The
Prudential Sector Funds, Inc.
Prudential Select Life Insurance Company of
  America
Prudential Series Fund, Inc., The
Prudential Short-Term Corporate Bond Fund, Inc.
Prudential Small Company Fund, Inc.
Prudential Special Money Market Fund, Inc.
Prudential Tax-Free Money Fund, Inc.
Prudential Tax-Managed Funds
Prudential Tax-Managed Small-Cap Fund, Inc.
Prudential Total Return Bond Fund, Inc.
Prudential Trust Company
Prudential U.S. Emerging Growth Fund, Inc.
Prudential Value Fund
Prudential World Fund, Inc.
Pruco Life Insurance Company
Pruco Life Insurance Company of New Jersey
Pruco Securities Corporation
Asia Pacific Fund, Inc., The
Bache Insurance Agency Incorporated
Bache Insurance Agency of Alabama, Inc.
Bache Insurance Agency of Oklahoma, Inc.
Bache Insurance Agency of Texas, Inc.
Cash Accumulation Trust
COMMAND Government Fund
COMMAND Money Fund
COMMAND Tax-Free Fund
Duff & Phelps Utilities Tax-Free Income Fund, Inc.
First Financial Fund, Inc.
Global Utility Fund, Inc.
High Yield Income Fund, Inc., The
High Yield Plus Fund, Inc., The
Hochman & Baker Investment Advisory Services
Hochman & Baker Securities
Hochman & Baker, Inc.
Jennison Associates LLC
Merastar Insurance Company
Nicholas-Applegate Fund, Inc.
Quick Sure Auto Agency
Strategic Partners Series
Target Funds
Target Portfolio Trust, The
Titan Auto Agency, Inc.
Titan Auto Insurance
Titan Auto Insurance of Arizona, Inc.
Titan Auto Insurance of New Mexico
Titan Auto Insurance of Pennsylvania
Titan Auto Insurance, Inc.
Titan Indemnity Company
Titan Insurance Company
Titan Insurance Services, Inc.
Titan National Auto Call Center, Inc.
Victoria Automobile Insurance Company
Victoria Fire & Casualty Company
Victoria Insurance Agency, Inc.
Victoria National Insurance Company
Victoria Select Insurance Company
Victoria Specialty Insurance Company
W.I. of Florida, Inc.
WHI of New York, Inc.
Whitehall Insurance Agency of Texas, Inc.
Whitehall of Indiana, Inc.

In this notice, the phrase "third party" refers to any organization that is not a Prudential affiliate.

The words "you" and "customer," as used in this notice, mean any individual who obtains or has obtained a financial product or service from a Prudential affiliate that is to be used primarily for personal, family, or household purposes.

We will process your request as quickly as possible. In some cases, 6 to 8 weeks may be required for your request(s) to become effective. Prudential will continue to provide you with important information about your existing accounts, including inserts enclosed with your account statements and other notices regarding the Prudential products that you own. You may also receive communications from your Prudential Professional or from independently owned and operated franchisees of The Prudential Real Estate Affiliates, Inc.

If any of your information changes, please let us know so that we can update your records and continue to serve you as you have requested.

                             NOT PART OF PROSPECTUS

WE WANT TO KNOW YOUR PREFERENCE

If you do not want us to share the previously described information with Prudential businesses or non-Prudential businesses, to inform you of other products or services we believe may be of interest to you, complete item #1. In addition, if you do not want to receive communications regarding other products or services by mail or phone, complete item #2.

1. [ ] Do not share my information to inform me of other products or services.

2. Please remove my name from Prudential's corporate marketing lists for receiving information:

   [ ] by U.S. mail      [ ] by telephone

TO ENABLE US TO PROCESS YOUR REQUEST, PLEASE PROVIDE YOUR ACCOUNT/POLICY NUMBER EXACTLY AS IT APPEARS ON YOUR STATEMENT:

-------------------------------------------------
 Account/Policy Number (required for processing)

PLEASE PRINT YOUR NAME AND ADDRESS EXACTLY AS IT APPEARS ON YOUR STATEMENT:

----------------------------------      NAMES OF JOINT OWNERS
 Last Name

----------------------------------      ----------------------------------------
 First Name                               Last Name

----------------------------------      ----------------------------------------
 Address (Line 1)                         First Name

----------------------------------      ----------------------------------------
 Address (Line 2)                         Address (Line 1)

----------------------------------      ----------------------------------------
 City                                     Address (Line 2)

----------------------------------      ----------------------------------------
 State                   ZIP Code         City

----------------------------------      ----------------------------------------
 (Area Code) Phone Number                 State                        ZIP Code


MAIL TO:
PRUDENTIAL -- CUSTOMER PRIVACY          ----------------------------------------
P.O. BOX 4600                             Last Name
TRENTON, NEW JERSEY 08650
                                        ----------------------------------------
                                          First Name

                                        ----------------------------------------
                                          Address (Line 1)

                                        ----------------------------------------
                                          Address (Line 2)

                                        ----------------------------------------
                                          City

                                        ----------------------------------------
                                          State ZIP Code

IF THERE ARE JOINT OWNERS TO WHICH THIS REQUEST WILL APPLY PLEASE PROVIDE THEIR INFORMATION ON THE BACK OF THIS FORM.

0019                        NOT PART OF PROSPECTUS

                                      iii



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MF103A                         Cusip Number                       NASDAQ Symbol
                               74436P-10-3                        PBFXX